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                                                                EXHIBIT 23.2
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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Genetics Institute, Inc. and subsidiaries on Form S-8 (File Numbers 33-34629, 33-40766, 33-40767, 33-43655, 33-43651, 33-63052, 33-63054 and
33-53755) and Form S-3 (File Number 33-53287) of our reports dated December
29, 1992, on our audits of the consolidated financial statements and financial statement schedule of Genetics Institute, Inc. and subsidiaries as of November 30, 1992, and for the year ended November 30, 1992, which report is included in this Annual Report on Form 10-K.



                                                COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
March 13, 1995